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                                                                    Exhibit 99.1

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[LOGO] ACETO


                              FOR IMMEDIATE RELEASE
                              ---------------------

              ACETO CORPORATION ANNOUNCES BEST-EVER QUARTERLY SALES
                            FOR FIRST QUARTER OF 2005

LAKE SUCCESS, NY - November 9, 2004 - Aceto Corporation (Nasdaq:ACET), a global distributor of chemically-derived pharmaceuticals, biopharmaceuticals, specialty chemicals and agrochemicals, today announced quarterly results of operations for its first quarter ended September 30, 2004.

FIRST QUARTER FINANCIAL HIGHLIGHTS - versus fiscal 2004 first quarter
     o Net sales increased 12% to $80.8 million, the highest quarterly sales level in the Company's history. $2.4 million of this growth in net sales is attributable to the Company's acquisition of Pharma Waldhof.
     o Net income grew 8% to a first quarter record of $3.4 million or $0.21 per diluted share. Net income was adversely affected by $0.3 million of investments in strategic growth initiatives which, to date, have generated little or no corresponding sales.

Leonard S. Schwartz, Chairman, CEO and President of Aceto, stated, "We are pleased to start the year with sales growth across all three of our core business segments, which produced our best-ever quarterly sales of $80.8 million. Additionally, each of these segments posted strong improvements in gross profit dollars in the first quarter."

Mr. Schwartz further stated, "During the quarter, we continued to invest in various strategic growth initiatives, including:
     o    developing products for generic biopharmaceuticals;
     o    expanding commercial sales of our organic color pigments;
     o    broadening our agrochemicals segment;
     o    developing our business in Poland; and
     o commercializing our patent-pending product that abates odors emitted from landfills.

These initiatives generated SG&A expenses during the quarter, but produced minimal, if any, corresponding revenues.

Mr. Schwartz continued, "We are aggressively implementing our plans for these endeavors and believe each of the initiatives represent excellent growth potential for the Company. Last week, we announced successful on-site trials of our landfill odor abatement product. We are enthusiastic about this development and the prospects for the product, which we believe could generate approximately $10 million in net sales for Aceto in the first year of commercialization, with a 50% gross margin."

Mr. Schwartz concluded, "With regard to financial guidance, we anticipate achieving earnings of $0.18 - $0.22 per diluted share in the second quarter of fiscal 2005. We remain focused on continued organic growth in our main business segments, including the Health Sciences, Chemicals & Colorants and Agrochemicals groups. This, coupled with the strategic initiatives we are currently executing, should produce another strong year for Aceto. We look forward to reporting on our progress."

                                     -more-

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Aceto Corporation News Release                                            Page 2
November 9, 2004


CONFERENCE CALL
Leonard S. Schwartz, Chairman, CEO, and President, and Douglas Roth, CFO, will conduct a conference call at 10:00 a.m. ET on Tuesday, November 9, 2004. Interested parties may participate in the call by dialing 888-787-0577 (706-679-3204 for international callers) - please call in 10 minutes before the call is scheduled to begin. The conference call will also be broadcast live over the Internet via the Investor Relations section (Conference Calls) of the Company's website. To listen to the live call please go to the website at least 15 minutes early to register, download and install any necessary audio software. The conference call will be archived on the Company's website, and a recorded phone replay of the call will be available from 12:00 noon ET on Tuesday, November 9, 2004 until 5:00 p.m. ET on Wednesday, November 10, 2004. Dial 800-642-1687 (706-645-9291 for international callers) and enter the code 1893574 for the phone replay.

ABOUT ACETO
Aceto Corporation, which was incorporated in 1947, is a global leader in the distribution and marketing of biopharmaceuticals, chemically-derived pharmaceuticals, specialty chemicals and agrochemicals used principally as raw materials in the agricultural, color, pharmaceutical, surface coating/ink and general chemical consuming industries. With offices in ten countries, Aceto Corporation distributes over 1,000 chemicals in these and other fields.

This news release contains forward-looking statements within the meaning of
Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The forward-looking statements are based on current expectations, estimates and projections made by management. The Company intends for the forward-looking statements to be covered by the safe-harbor provisions for forward-looking statements. Words such as "anticipates," "expects," "intends," "plans," "believes," "seeks," "estimates," or variations of such words are intended to identify such forward-looking statements. The forward looking statements contained in this press release include, but are not limited to, developing products for the generic biopharmaceuticals segment, expanding sales of our organic color pigments, broadening our agrochemicals segment, developing our business in Poland, and developing a landfill odor product that will generate $10 million in net sales with a 50% gross margin in the first year of commercialization, and the earnings guidance for the Company's second quarter of fiscal 2005. All forward-looking statements in this press release are made as of the date hereof, and the Company assumes no obligation to update these forward-looking statements whether as a result of new information, future events or otherwise, other than as required by law. The forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those set forth or implied by any forward-looking statements. These uncertainties include, but are not limited to, the mix of products sold and the profit margins thereon, order cancellation or a reduction in orders from customers, competitive product offerings and pricing actions, the availability and pricing of key raw materials, dependence on key members of management, risk of entering into new European markets, continued successful integration of acquisitions, economic and political conditions in the United States and abroad, as well as other risks detailed in the Company's SEC reports, including the Company's Form 10-K and other filings. Copies of these filings are available at WWW.SEC.GOV.

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
CONTACT:                                       -OR-        INVESTOR RELATIONS COUNSEL:
Aceto Corporation                                          The Equity Group Inc.
Leonard S. Schwartz, Chairman/CEO/President                Loren G. Mortman
Douglas Roth, CFO                                          (212) 836-9604, LMORTMAN@EQUITYNY.COM
(516) 627-6000                                             Lauren Barbera
WWW.ACETO.COM                                              (212) 836-9610, LBARBERA@EQUITYNY.COM
                                                           WWW.THEEQUITYGROUP.COM
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Aceto Corporation News Release                                            Page 3
November 9, 2004


                                   ACETO CORP.
                        CONSOLIDATED STATEMENTS OF INCOME
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
                                   (UNAUDITED)


                                                    THREE MONTHS ENDED
                                                      SEPTEMBER 30,
                                                    2004            2003
                                                 ----------      ----------
Net sales                                         $ 80,820        $ 72,337

Cost of sales                                       67,222          60,167
                                                 ----------      ----------

Gross profit                                        13,598          12,170
Gross profit %                                      16.83%          16.82%

Selling, general and
  administrative expenses                            9,502           7,973
                                                 ----------      ----------

Operating income                                     4,096           4,197

Other income, net of
  interest expense                                     528             357
                                                 ----------      ----------

Income before income taxes                           4,624           4,554

Provision for income taxes                           1,249           1,435
                                                 ----------      ----------

Net income                                        $  3,375        $  3,119
                                                 ==========      ==========

Net income per common share (a):
  Basic                                           $   0.21        $   0.20
  Diluted                                         $   0.21        $   0.20

Weighted average shares outstanding (a):
  Basic                                             16,053          15,494
  Diluted                                           16,407          15,969

(a) The number of shares outstanding and the per share information for September 30, 2003 have been adjusted for a 3-for-2 stock dividend, paid January 2, 2004.

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Aceto Corporation News Release                                                             Page 4
November 9, 2004


                                            ACETO CORP.
                                    CONSOLIDATED BALANCE SHEETS
                             (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)


                                                                 Sept. 30, 2004    June 30, 2004
                                                                ----------------  ---------------
                                                                  (unaudited)
ASSETS
Current Assets:
  Cash and cash equivalents                                      $       30,926    $      32,330
  Short-term investments                                                    867              888
  Receivables:
    Trade, less allowance for doubtful
    accounts:  September, $1,030;  June $ 1,033                          52,803           53,084
   Other                                                                  1,101            1,504
                                                                ----------------  ---------------
                                                                         53,904           54,588

  Inventory                                                              41,531           41,784
  Prepaid expenses and other current assets                               1,721            1,165
  Income taxes receivable                                                   521              606
  Deferred income tax benefit, net                                        1,566            1,613
                                                                ----------------  ---------------

        Total current assets                                            131,036          132,974


Long-term notes receivable                                                  722              747

Property and equipment                                                    7,716            7,044
Less accumulated depreciation and amortization                            4,849            4,390
                                                                ----------------  ---------------
                                                                          2,867            2,654


Goodwill                                                                  3,197            3,179
Intangible assets,net                                                     3,634            3,701
Deferred income tax benefit                                               3,915            4,579
Other assets                                                              2,062            1,863
                                                                ----------------  ---------------

Total Assets                                                     $      147,433    $     149,697
                                                                ================  ===============

LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
  Drafts and acceptances payable                                 $        5,139    $       4,610
  Short-term bank loans                                                     271                -
  Accounts payable                                                       24,206           31,292
  Note payable - related party                                            1,000            1,000
  Accrued compensation                                                    2,294            2,836
  Accrued environmental remediation                                       1,274            1,326
  Other accrued expenses                                                  6,109            6,070
                                                                ----------------  ---------------
         Total current liabilities                                       40,293           47,134

Long-term liabilites                                                      2,748            2,140
Minority interest                                                           153              157
                                                                ----------------  ---------------
          Total liabilities                                              43,194           49,431

Shareholders' equity:
  Common stock, $.01 par value:
        (40,000 shares authorized; 17,571 shares issued;
        16,066 and 16,045 shares outstanding at
        September 30, 2004 and June 30, 2004, respectively)                 176              176
  Capital stock in excess of par                                         57,170           57,191
  Retained earnings                                                      59,865           56,490
  Treasury stock, at cost:
       (1,505 and 1,526 shares at September
        30, 2004 and June 30, 2004, respectively)                       (14,927)         (15,135)
  Accumulated other comprehensive income                                  1,955            1,544
                                                                ----------------  ---------------
         Total shareholders' equity                                     104,239          100,266
                                                                ----------------  ---------------

Total liabilities and shareholders' equity                       $      147,433    $     149,697
                                                                ================  ===============
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